As filed with the Securities and Exchange Commission on March 31, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sientra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5551000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

420 South Fairview Avenue, Suite 200 Santa Barbara, CA	93117
(Address of principal executive offices)	(Zip code)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plans)

Ronald Menezes

Chief Executive Officer

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Oliver Bennett General Counsel Sientra, Inc. 420 South Fairview Avenue, Suite 200 Santa Barbara, CA 93117 (805) 562-3500	Patrick O’Malley, Esq. DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, CA 92121 Tel: (858) 677-1400 Fax: (858) 677-1401

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, Sientra, Inc. (the “Registrant”) is filing this Registration Statement for the purpose of registering an additional (i) 2,486,774 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Equity Incentive Plan; and (ii) 621,693 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s 2014 Employee Stock Purchase Plan, which are the same class as those securities previously registered on effective Forms S-8 filed with the Securities and Exchange Commission on October 29, 2014 (File No. 333-199684), March 19, 2015 (File No. 333-202879), January  26, 2016 (File No. 333-209129), January  18, 2017 (File No. 333-215603), March  15, 2018 (File No. 333-223666), April  18, 2019 (File No. 333-230924), April  10, 2020 (File No. 333-237641), and May  11, 2021 (File No. 333-255990). The contents of those Registration Statements, as amended, or as modified or superseded pursuant to Rule 412 under the Securities Act, are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.

4.2(2)	Amended and Restated Bylaws of the Registrant.

4.2(3)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of DLA Piper LLP (US).

23.1	Consent of KPMG LLP, an independent registered public accounting firm.

23.2	Consent of DLA Piper LLP (US) (filed as a part of Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

99.1(4)#	2014 Equity Incentive Plan and forms of award agreements thereunder.

99.2(5)#	2014 Employee Stock Purchase Plan.

107	Calculation of Filing Fee Table.

(1)

Previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(2)

Previously filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

(5)

Previously filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1 (File No. 333-198837), originally filed with the Commission on October 20, 2014, as amended, and incorporated herein by reference.

#	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Santa Barbara, State of California, on March 31, 2022.

SIENTRA, INC.

By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Andrew C. Schmidt and Oliver Bennett, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronald Menezes Ronald Menezes	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2022

/s/ Andrew C. Schmidt Andrew C. Schmidt	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 31, 2022

/s/ Caroline Van Hove Caroline Van Hove	Executive Chair of the Board	March 31, 2022

/s/ Nori Ebersole Nori Ebersole	Director	March 31, 2022

/s/ Dr. Irina Erenburg Dr. Irina Erenburg	Director	March 31, 2022

/s/ Mary M. Fisher Mary M. Fisher	Director	March 31, 2022

/s/ Kevin O’Boyle Kevin O’Boyle	Director	March 31, 2022

/s/ Philippe A. Schaison Philippe A. Schaison	Director	March 31, 2022
/s/ Keith Sullivan Keith Sullivan	Director	March 31, 2022